EXHIBIT 99.2

NEWS RELEASE

November 8, 2004	FOR IMMEDIATE RELEASE

WATERS INSTRUMENTS ANNOUNCES
ANNUAL DIVIDEND TO BE PAID

Minneapolis - The board of directors of Waters Instruments, Inc. (NASDAQ:WTRS) has declared a $0.04 per share dividend to its shareholders.  The dividend will be paid to shareholders of record on November 17, 2004 with a payment date of December 17, 2004.  Waters has paid annual dividends on its common stock for 29 of the last 30 years.

About Waters Instruments

Waters Instruments, Inc. is a customer-focused, market-driven provider of value-added technology solutions from two divisions–Zareba Systems and Waters Medical Systems.  A Minnesota corporation since 1960, the company’s corporate headquarters is located in Minneapolis, with manufacturing facilities in Rochester and Ellendale, Minn.  Its Zareba Systems–Europe subsidiary owns Rutland Electric Fencing Co., the largest manufacturer of electric fencing products in the United Kingdom.  The corporate web site is located at www.wtrs.com.

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Contact:	Elaine Beckstrom
763-509-7447